Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
News Media Contact:	Investor Relations Contact:
David Pendery	Andy Schulz
+1 303 397 2468	+1 303 397 2969
david.pendery@ihs.com	andy.schulz@ihs.com

IHS Holds Investor Day and Reaffirms 2010 Guidance

ENGLEWOOD, Colo. (May 5, 2010) — IHS Inc. (NYSE: IHS), a leading global source of critical information and insight, is reaffirming its 2010 revenue and adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) guidance.

As previously announced, IHS is holding its Investor Day conference today in Englewood, Colo. The conference will be webcast live at 12:00 p.m. MDT on the company’s website (www.ihs.com) under the Investor Relations section.

During the conference, IHS plans to reaffirm its previously announced financial guidance for fiscal year 2010. As announced on the company’s March 17, 2010 earnings conference call, IHS expects:

•	All-in revenue in a range of $1.04 billion to $1.08 billion (8 to 12 percent all-in growth from a 2009 base of $967 million); and
•	All-in adjusted EBITDA in a range of $312 million to $324 million (12 to 16 percent all-in growth from a 2009 base of $279 million).

For the year ending November 30, 2010, IHS also expects:

•	Depreciation and amortization expense to be in the range of $55-56 million;
•	Net interest expense to be approximately $0.5 million;
•	Stock-based compensation expense to be in the range of $67-69 million; and
•	Net pension expense to be in the range of $3-5 million.

At the midpoint of its adjusted EBITDA guidance for 2010, IHS estimates $2.87 of adjusted earnings per share, based on a weighted average diluted share count of approximately 65 million. The aforementioned adjusted earnings per share figure assumes a tax rate of 29-30 percent. IHS expects its GAAP tax rate to be 26-27 percent

This above outlook assumes constant currencies and no further acquisitions or unanticipated events.

IHS will complete its fiscal second quarter on May 31, 2010 and expects to report its results for the quarter according to its normal schedule in mid-June 2010.

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About IHS (www.ihs.com)

IHS (NYSE: IHS) is a leading source of information and insight in pivotal areas that shape today’s business landscape: energy, economics, geopolitical risk, sustainability and supply chain management. Businesses and governments around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS employs more than 4,200 people in more than 30 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2010 IHS Inc. All rights reserved.

IHS Forward-Looking Statements:

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and generally beyond the control of IHS—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult the IHS public filings at www.sec.gov or www.ihs.com.

Non-GAAP Measures

IHS occasionally refers to Non-GAAP financial measures (including adjusted EBITDA) which are not a substitute for financial measures reported under GAAP (U.S. generally accepted accounting principles). Remember that IHS non-GAAP financial measures may be different from or inconsistent with non-GAAP financial measures used by other companies. When IHS refers to a non-GAAP financial measure, it will also present on its website (www.ihs.com) a reconciliation of the differences between the non-GAAP financial measure and the most comparable GAAP financial measure.

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